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                                                                    EXHIBIT 3.31

                                                       STATE OF DELAWARE
                                                       SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 10:00 AM 09/16/1999
                                                       991387130 - 3097545

                          CERTIFICATE OF INCORPORATION
                                       OF
                            D-M-E MANUFACTURING INC.

      I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do execute this Certificate of Incorporation and do hereby certify as follows:

      FIRST. The name of the corporation is D-M-E Manufacturing Inc.

      SECOND. The address of the corporation's registered office in the State of Delaware is One Rodney Square, 10th Floor, Tenth and King Streets, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is RL&F Service Corp.

      THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      FOURTH. The total number of shares of stock which the corporation shall have authority to issue is 3,000. All such shares are to be Common Stock, par value of $.01 per share, and are to be of one class.

      FIFTH. The incorporator of the corporation is John S. Mills, whose mailing address is P.O. Box 551, Wilmington, DE 19899.

      SIXTH. Unless and except to the extent that the by-laws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

      SEVENTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the corporation is expressly authorized to make, alter and repeal the by-laws of the corporation, subject to the power of the stockholders of the corporation to alter or repeal any by-law whether adopted by them or otherwise.

      EIGHTH. A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation

                                       -1-
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hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

      NINTH. The corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, on the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

      TENTH. The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware. The name and mailing addresses of the persons who are to serve as the initial directors of the corporation until the first annual meeting of stockholders of the corporation, or until his successors are duly elected and qualified, are:

      H.J. Faig      4701 Marburg Avenue
                     Cincinnati, OH 45209

      J.R. Lirette   4701 Marburg Avenue
                     Cincinnati, OH 45209

      D.J. Meyer     4701 Marburg Avenue
                     Cincinnati, OH 45209

      R.D. Brown     4701 Marburg Avenue
                     Cincinnati, OH 45209

      The undersigned incorporator hereby acknowledges that the foregoing certificate of incorporation is his act and deed on this 16th day of September, 1999.

                                                        /s/ John S. Mills
                                                        ------------------------
                                                        John S. Mills
                                                        Incorporator

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                                                         STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                     FILED 11:00 AM 05/12/2000
                                                        001243459 - 3097545

                    CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                       AND

                                REGISTERED OFFICE

                                   * * * * *

      D-M-E MANUFACTURING INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

      The present registered agent of the corporation is RL & F Service Corp. and the present registered office of the corporation is in the country of New Castle.

      The Board of Directors of D-M-E MANUFACTURING INC. adopted the following resolution on the 10th day of May, 2000.

      Resolved, that the registered office of D-M-E MANUFACTURING INC. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

      IN WITNESS WHEREOF, D-M-E MANUFACTURING INC. has caused this statement to be signed by Hugh C. O'Donnell, its Secretary, this 10th day of MAY 2000.

                                                    /s/ HUGH C. O'DONNELL
                                                    ----------------------------
                                                    Signature/Title
                                                    HUGH C. O'DONNELL, SECRETARY